Execution Draft

April 24, 2025

Mr. Richard Vance
Re: Separation and Consulting Agreement Dear Rich:
This letter agreement (the “Agreement”) between you and Highlands REIT, Inc. (“Highlands” or the “Company” and together with its affiliates and subsidiaries, collectively, the “Highlands Group”) describes the terms we have agreed upon in connection with your separation from employment with the Highlands Group and your ongoing contributions to the Highlands Group as a consultant:
1.Resignation. You and the Company are parties to that certain Amended and Restated Employment Agreement dated as of April 12, 2023 (the “Employment Agreement”). You agree that you have resigned from your position as Chief Executive Officer (“CEO”) & President of the Company, from your position on the Company’s Board of Directors (the “Board”), and from all other officer or director positions and appointments with the Highlands Group as of March 17, 2025 (the “Resignation Date”).
2.Separation of Employment. The Company acknowledges that after relinquishing your officer and director positions and appointments as described in Section 1, you continued to provide necessary transition services and that as a result your employment with the Company continued after the Resignation Date. You acknowledge and agree that your employment with the Company will terminate effective as of the close of business on May 1, 2025; provided, however, that nothing in this Agreement shall prevent the Company from terminating your employment prior to May 1, 2025 for Cause (as defined in your Employment Agreement) or due to your death or disability (your last day of employment, the “Separation Date”). Regardless of whether you sign this Agreement you will be paid your earned but unpaid base salary through your last day of employment and any accrued but unused vacation days or Paid Time Off days as of such date, and you will be reimbursed for reasonable business expenses incurred during your employment upon timely submission of supporting documentation in accordance with Company policies. You acknowledge and agree that, except as set forth in this Agreement, you are not entitled to any other payments, salary, wages, bonuses, vacation/paid time off, severance, reimbursable business expenses, commissions, stock, stock options, vesting or other compensation or benefits of any type from the Highlands Group.
3.Release.
a.In consideration of the promises contained herein and for other good and valuable consideration, including the eligibility to receive the benefits set forth in Section 10(b), the receipt and sufficiency of which is hereby acknowledged, on your own behalf and on behalf of your heirs, executors, administrators, successors, assigns, representatives, agents, spouse, relatives, beneficiaries and anyone else who may claim by or through you, you agree to fully waive, release, and discharge the Company and its parent, subsidiaries, divisions, units, related companies, affiliates, predecessors, successors and assigns, and its and their respective partners, directors, officers, members, shareholders, employees, agents representatives, attorneys, administrators, successors, assigns, plan administrators, insurers, and any other persons acting by, through, under, or in concert with any of the persons or entities listed in this subsection, and each of them (collectively, the “Released Parties”) from any and all claims, rights, debts, liabilities, demands, causes of action, obligations, and damages, whether known or unknown, suspected or unsuspected, that you now have, ever had, or ever will have arising as of or prior to the date of your signature to this Agreement under federal, state, or local law relating to or arising out of your employment with, your services to, or the termination of your employment with the Company or its affiliates (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (i) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (ii) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (iii) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under any and all laws, regulations, orders, or ordinances in any state in which you are employed, including, but not limited to, the Civil Rights Act of 1866, the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act of 1938, the Worker Adjustment and Retraining Notification Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Rehabilitation Act of 1973, the Equal Pay Act, the Family and Medical Leave Act, the Illinois Human Rights Act, the Illinois Right to Privacy in the Workplace Act, the Illinois Employment Contract Act, the Illinois Equal Pay Act, Illinois Gender Violence Act, the Illinois Biometric Information Privacy Act, the Maryland Fair Employment Practices Act, the Maryland False Claims Act, the Maryland Parental Leave Act, and the Maryland Healthy Working Families Act, all as amended from time to time and including their respective implementing regulations.
b.You expressly acknowledge that you have been advised to consult with counsel before executing this Agreement, that you have had up to twenty-one (21) days to consider this Agreement, and that you may revoke your acceptance of this Agreement within seven (7) days of signing it (the date the revocation period expires, assuming you do not exercise your revocation right, the “Effective Date”).
c.Notwithstanding the above, you are not releasing the Company from any claims that cannot be released by law; any claims for worker’s compensation benefits or unemployment benefits; any claims relating to the enforcement of this Agreement; any claims for vested benefits under the Company’s general

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employee benefit plans and the Company’s tax-qualified defined contribution retirement plan(s); any rights to vested equity, the rights to which are governed by the terms of the applicable award agreements; or any rights you may have to indemnification as a result of employment with the Company, including under the Company’s articles of incorporation or bylaws, or any directors & officers insurance or other insurance maintained by the Company.
d.Nothing in this Agreement shall be construed to affect the right and responsibility of any law enforcement, government or regulatory agency (including, but not limited to, the Securities and Exchange Commission (“SEC”), Department of Labor, the Equal Employment Opportunity Commission, National Labor Relations Board and Illinois Department of Labor), state or local commission on human rights, or self-regulatory organization (each, a “Governmental Agency”) to enforce the law, nor does this Agreement affect your right to file a charge or complaint with any such Governmental Agency, although this Agreement does bar any claim that you might have to receive a monetary award or any other form of personal relief in connection with any such charge or complaint that you have filed or is filed on your behalf, other than any SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934 or any other whistleblower award. Execution of this Agreement does not bar any claim that arises hereafter, including (without limitation) a claim for breach of this Section 3, or any other claim that by law may not be released.
e.Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement prohibits you from confidentially or otherwise communicating with a Governmental Agency or participating in a Governmental Agency investigation regarding possible violations of law, seeking or receiving a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934 or any other whistleblower award (except as otherwise provided in Section 3(d)), or giving truthful testimony or statements or other disclosures to a Governmental Agency, in each case without receiving prior authorization from or having to disclose any such conduct to the Company, or from responding if properly subpoenaed or otherwise required to do so under applicable law and nothing in this Agreement (or other agreement with the Company) shall prohibit you from making truthful statements or disclosures regarding unlawful employment practices or from seeking or obtaining legal advice.
4.No Private Civil Actions. You warrant that you have not filed any private civil actions in your name against the Company or any of the other Released Parties prior to signing this Agreement.
5.Cooperation. To the extent permitted by law, you agree to cooperate fully with the Highlands Group in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by or service with the Highlands Group, but excluding any claims or demands brought by or on behalf of you against the Highlands Group. Such cooperation includes, without

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limitation, making yourself available to the Highlands Group upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony, executing accurate and truthful documents including declarations, and taking such other acts as may be reasonably requested by the Highlands Group and/or its counsel to effectuate the foregoing. The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation (excluding foregone wages, salary, or other compensation) and will make reasonable efforts to accommodate your scheduling needs.
6.Return of Company Property. In return for your agreement to the terms herein, the Company agrees that following your separation you may retain the computers, printers, or other information technology equipment issued to you during your employment (the “Retained Equipment”); provided, that, upon termination of the Consulting Services discussed in Section 10 below, if requested by the Company at such time you will submit all such computers, printers, and other information technology equipment for inspection to confirm removal of all Company information. In addition, for so long as you provide the Consulting Services discussed in Section 10 below, you may retain all information in your lawful possession or control relating to the Company’s business. If requested by the Company upon the termination of your Consulting Services or sooner in the Company’s discretion, you agree to promptly return to the Company any information in your possession or control belonging to the Company, including all Confidential Information (as defined in the Employment Agreement), physical property of the Company (other than the Retained Equipment) and any information relating to the clients or customers of the Company that you may possess or have under your control, together with all copies thereof, including, but not limited to, company hardware, records, memoranda, notes, plans, reports, computer tapes, software and other documents and data containing confidential information.
7.COBRA Benefits. In addition, provided that you do not revoke this Agreement and you complete and timely file all necessary COBRA election documentation, the Company will pay on your behalf your COBRA premium costs for a period that begins on the Separation Date and ends on the earlier of (a) eighteen (18) months following the Separation Date; or
(b) the date you become eligible to be covered under any other group health plan (as an employee or otherwise). In the event such premium payments, by reason of change in the applicable law, may, in the reasonable view of the Company, result in tax or other penalties on the Company or in the event that the Company is otherwise unable to continue to cover you under its group health plan or ceases to maintain or participate in a group health plan, this provision shall terminate.
8.Share Repurchase Rights. The parties acknowledge and agree that you currently own 16,744,983 shares of common stock of the Company (the “Vance Shares”). With respect to such shares, you and the Company agree as follows:
a.The Company agrees that within five (5) business days of the Effective Date of this Agreement (on a date within such period to be designated by the Company (the “Initial Closing”)), it will repurchase 6,697,993 shares of common stock (the

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“Initial Purchase Stock”) at a purchase price of $.28 per share (a discount from the most-recent per share valuation of $.31 per share, as set forth in the Company’s 8- K filed with Securities & Exchange Commission on December 17, 2024), for a total purchase price of $1,875,438 (the “2025 Equity Purchase Amount”). The 2025 Equity Purchase Amount will be paid to you on the Initial Closing by wire transfer of immediately available funds to an account designated by you. You represent and warrant that you are the holder of record and own beneficially the Initial Purchase Stock and will transfer to the Company hereunder good and marketable title to such shares, free and clear of all liens, encumbrances, restrictions on transfer (other than any restrictions under applicable securities laws), taxes, options, warrants, rights, calls, commitments, proxies or other contractual rights. As of the Initial Closing, you agree that you shall no longer have any rights as a holder of the Initial Purchase Stock. You agree that from and after the date hereof, when requested by the Company, you will, without further consideration, execute and deliver all such instruments of conveyance and transfer and will take such further actions as the Company may reasonably deem necessary or desirable in order to transfer the Initial Purchase Stock to the Company and to carry out fully the provisions and purposes of this Agreement.
b.The Company agrees that you shall have the right, but not the obligation, to cause the Company to repurchase some or all of the remaining Vance Shares by providing the Company with written notice on or after December 31, 2029, and on or before March 31, 2030 (a “Post-Employment Put Notice”). You must deliver the Post- Employment Put Notice in writing to the Company and such notice must indicate the number of shares of common stock that the Company will be required to repurchase (the “2030 Repurchased Shares”). The purchase price for the 2030 Repurchased Shares will be the then current share price of the Company’s common stock based on the Company’s Net Asset Value (“NAV”) divided by the total issued and outstanding shares of the Company (the “Share Value”), as reasonably determined by the Company based on the Company’s annual NAV valuation.
c.Within five (5) business days of either the date of the Post-Employment Put Notice (on a date within such period to be designated by the Company (the “2030 Closing”)), the Company will repurchase the 2030 Repurchased Shares at a purchase price equal to the Share Value multiplied by the number of shares being repurchased (the “2030 Purchase Price”). The 2030 Purchase Price will be paid to you on the 2030 Closing by wire transfer of immediately available funds to an account designated by you. You agree that as part of such repurchase, you shall represent and warrant that you are the holder of record and own beneficially the 2030 Repurchased Shares and will transfer to the Company hereunder good and marketable title to such shares, free and clear of all liens, encumbrances, restrictions on transfer (other than any restrictions under applicable securities laws), taxes, options, warrants, rights, calls, commitments, proxies or other contractual rights. As of the 2030 Closing, you agree that you shall no longer have any rights as a holder of the 2030 Repurchased Shares. You agree that from and after the date of the 2030 Closing, when requested by the Company, you will,

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without further consideration, execute and deliver all such instruments of conveyance and transfer and will take such further actions as the Company may reasonably deem necessary or desirable in order to transfer the 2030 Repurchased Shares to the Company and to carry out fully the provisions and purposes of this Agreement.
d.In the event of changes in the outstanding common stock or in the capital structure of the Company by reason of any stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the date hereof, the terms of this Section 8 shall be deemed to be amended to reflect such change and to provide you with rights which are the same as or substantially equivalent (on an economic basis) to the rights granted to you hereunder. To the extent you deem necessary or desirable, following such change the Company agrees to exercise such other and further documents as may be reasonably requested by you to ensure the protection of your rights as required by this Section 8.
e.The rights above accorded to you in connection with the Post-Employment Put Notice shall be fully exercisable, in the event of your disability or incapacity, by any person with your power of attorney or similar authority to act on your behalf pursuant to applicable law, or, in the event of your death, by any person or entity who then holds any of the remaining Vance Shares pursuant to the laws of descent and distribution or by any trust holding such shares and established as part of your estate planning arrangements or receiving such shares as a beneficiary of such trust.
9.Continuing Obligations; Non-Competition. You hereby reaffirm your obligations pursuant to Section 7 of the Employment Agreement, including your confidentiality, non- solicitation, non-interference, and non-disparagement obligations (the “Continuing Obligations”). In addition, as additional consideration for the Company’s agreements herein, you agree that for the duration of the Consulting Period, as defined in Section 10 below, you will not, directly or indirectly, without the consent of the Company, provide services in competition with the Company in any market in which the Company owns any investment properties or, at the time of your separation, is in negotiation to purchase any investment properties. “Services in competition with the Company” shall mean providing services to another REIT, investment fund, or institutional investor that are similar to or the same as the services you provided to the Company during your employment or engagement with the Company. Additionally, you agree to promptly disclose in writing to the Company any new employment or engagement to perform services that you accept during the Consulting Period, including the identity of the person or entity by whom or which you will become employed or engaged, the title, duties, responsibilities and/or services to be provided, and the start date. The Company may notify such person or entity that the you are bound by the terms set forth in this Agreement, at the Company’s election, furnish such individual or entity with a summary of the Agreement. You understand and agree that you have been advised to consult with an attorney concerning the terms of this Section 9 and have been given at least fourteen (14) days to consider and negotiate such terms.

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10.Post-Employment Consulting Services. The Company recognizes and agrees that you have unique and valuable knowledge and experience resulting from your long period of service as CEO & President and as a member of the Board, and the Company desires to ensure your continued availability for consultation in the operations of the Company’s business. Accordingly, you and the Company agree, provided that your employment is not terminated by the Company for Cause, by you for any reason prior to May 1, 2025, or due to your death or disability, after your Separation Date through December 31, 2027 (the “Consulting Period”), you shall continue to provide services to the Company as a consultant on the terms described below:
a.You agree to make yourself available to the Company from time to time during the Consulting Period for consultation as the Company reasonably may request (the “Consulting Services”). The Company agrees, to the extent possible, to reasonably accommodate any other professional or personal commitments that you may have during the Consulting Period. You agree to carry out the Consulting Services on a timely basis and with an appropriate degree of skill and care.
b.Provided that you (i) render all Consulting Services required under this Agreement and are not in breach or default hereof, and (ii) continue to comply with your Continuing Obligations under Section 7 of the Employment Agreement and any other post-employment restrictive covenants to which you are subject, the Company shall pay you (x) on or before April 30, 2025, a lump sum payment of
$800,000 (the “Initial Consulting Payment”), and (y) beginning in the first quarter of 2026 and continuing each calendar quarter through the end of the Consulting Period, a lump sum payment of $100,000 (each, a “Quarterly Consulting Payment”). As additional consideration for the Initial Consulting Payment and the Quarterly Consulting Payments but not as a condition precedent for receiving such payments, you agree to timely execute and deliver the release of claims (the “Release”) attached as Annex I hereto within five (5) days following (but not before) the end of the Consulting Period and not to revoke the Release. The Company agrees to notify you at the end of the Consulting Period of the requirement to provide and deadline applicable to the Release. The Company assumes no responsibility for income tax withholding, FICA, unemployment taxes or workers’ compensation taxes with respect to payments being made to you pursuant to this Section 10 and will not file a Form W-2 on your behalf with respect to such payments. You will be responsible for paying all taxes, costs and expenses owed by you to any governmental body relating to the Consulting Services.
c.The Company agrees to reimburse you for any reasonable business expenses incurred prior to date of termination of this Agreement in carrying out the Consulting Services, subject to appropriate documentation being provided in a timely manner for such expenses. However, the Company will not reimburse you for any overhead incurred by you and associated with providing the Consulting Services, such as rental of an office or the purchase of business supplies and equipment customary for the operation of such a business.

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d.In the performance of Consulting Services hereunder, you shall be an independent contractor and not an employee of the Company or any of its affiliates. You shall be solely responsible for the method and means of performing the Consulting Services, and the Company shall not direct or control your work. You will provide all necessary tools and equipment necessary to perform of the Consulting Services, except that the Company shall allow you to retain and use the Retained Equipment during the Consulting Period. You represent and warrant that you will not use Company systems and devices provided by the Company for any purpose other than to perform the Consulting Services. Except for any benefit continuation rights you may have as a result of your former employment, you will not be eligible to receive or participate in any benefit plan provided to employees of the Company, and the Company has no responsibility to make deductions for, or to pay, such benefits including but not limited to health and accident insurance, retirement benefits, sick leave and/or vacation, benefits, health, welfare and pension costs, withholdings for income taxes, employment insurance premiums, workers’ compensation premiums, payroll taxes, disability insurance premiums or any other similar charges with respect to the payment for the Consulting Services. Nothing in this Agreement shall be interpreted as granting either party the right or authority to make commitments of any kind for the other, implied or otherwise, without prior review and written agreement. This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership or formal business organization of any kind.
e.In the event of your material breach of the terms of this Section 10, the Company may terminate the Consulting Services upon ten (10) days’ written notice (a “Consultant Breach Termination Notice”). If such material breach is capable of being cured, you must first be given written notice of the material breach and a reasonable opportunity to provide a cure. If a cure satisfactory to the Company is not provided, the Company may then provide a Consultant Breach Termination Notice. The Consulting Services will also terminate upon your death, or in the event of any period of disability that prevents you from performing the Consulting Services for a period of ninety (90) days or more in any twelve (12) month period. In addition, beginning January 1, 2026, the Company may terminate the Consulting Services in its discretion upon ten (10) days’ written notice. In the event of the Company’s material breach of this Section 10, you may terminate the Consulting Services upon thirty (30) days’ written notice (a “Consultant-Initiated Termination”); provided that the Company must first be given a reasonable opportunity to provide a cure.
f.If the Company terminates the Consulting Services on or after January 1, 2026 other than in connection your material, uncured breach, you shall be paid the portion of the Quarterly Consulting Payments owed for the remainder of the Consulting Period. Any amounts owed pursuant to this Section 10(f) shall be paid in a lump sum within thirty (30) days after the termination of the Consulting Services.

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11.Section 409A. The parties intend for the payments and benefits under this Agreement and its accompanying Annex (“Arrangements”) to be exempt from Section 409A of the Internal Revenue Code (“Section 409A”) or, if not so exempt, to be paid or provided in a manner which complies with the requirements of such section, and intend that these Arrangements shall be construed and administered in accordance with such intention. If any payments or benefits due to you hereunder would cause the application of an accelerated or additional tax under Section 409A, such payments or benefits shall be restructured in a manner which does not cause such an accelerated or additional tax. For purposes of the limitations on nonqualified deferred compensation under Section 409A, each payment of compensation under the Arrangements shall be treated as a separate payment of compensation. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Arrangements during the six- month period immediately following your separation from service shall instead be paid on the first business day after the date that is six months following your termination date (or death, if earlier). To the extent that reimbursements or other in-kind benefits under the Arrangements constitute nonqualified deferred compensation for purposes of Section 409A, (i) all expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by you, (ii) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year.
12.Indemnification.
a.The Company agrees to indemnify you and hold you harmless from and against any and all claims, liability, judgments, losses, damages, costs and expenses (“Indemnified Claims”), including penalties, interest and reasonable outside attorney’s fees and costs in the defense and disposition of such matters, arising out of or resulting from (i) your performance of the Consulting Services, except to the extent an Indemnified Claim arises out of or results from your intentional misconduct or gross negligence; or (ii) the Company’s breach of any representation, warranty, or obligation under this Agreement.
b.You agree to indemnify the Highlands Group, its associated, affiliated and related entities, parent, successors, assigns, licensees and each of their shareholders, members, managers, officers, directors, employees and agents, and hold them harmless from and against any and all Indemnified Claims arising out of or resulting from (i) your intentional misconduct or gross negligence in the performance of the Consulting Services; or (ii) your breach of any representation, warranty, or obligation under this Agreement. Provided, however, that your indemnification obligations pursuant to this Section 12.b shall be capped at the amount paid to you for the Consulting Services hereunder.

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13.Miscellaneous Provisions.
a.This Agreement and the Continuing Obligations constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior and contemporaneous agreements and representations of the parties concerning such subject matter. This Agreement may not be amended or modified except by mutual written consent.
b.This Agreement may be executed, including by electronic signature or similar means, in one or more counterparts each of which will be deemed to be an original but all of which together will constitute one and the same instrument.
c.In the event either party is forced to bring an action to enforce the terms of this Agreement, the prevailing party shall be entitled to the payment of its reasonable attorneys’ fees and costs by the non-prevailing party.
d.Neither the consideration contained in this Agreement nor the offer to resolve any issues will be admissible as evidence or deemed as an admission of any wrongdoing or violation of any law, statute or regulation or of any liability by the Company or any of the Released Parties or by you. Notwithstanding the foregoing, this Agreement may be introduced into a proceeding solely for the purpose of enforcing this Agreement.
e.This Agreement shall be governed by and enforceable in accordance with the laws of the State of Illinois as applicable to contracts executed and performed within such state, without regard to the application of any choice-of-law rules that would result in the application of another state’s laws.
f.Any successor (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall be required by the Company to assume the obligations and shall thereafter be entitled to the benefits under this Agreement to the same extent as the Company would be required to perform such obligations or would be entitled to such benefits in the absence of a succession. For all purposes under this Agreement, the term “Highlands” or the “Company” shall include any successor to the Company’s business and/or assets as a result of the requirement in the preceding sentence or that becomes bound by the terms of this Agreement by operation of law (and the term “Highlands Group” shall be deemed to include such successor and its affiliates and subsidiaries). This Agreement shall also be binding upon and inure to the benefit of each or your respective heirs, representatives, executors, administrators, successors, and assigns.
g.Sections 17 (Notice) and 19 (Arbitration) of the Employment Agreement shall be deemed to be incorporated by reference into this Agreement as if fully restated herein.

[Remainder of page intentionally blank.]

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Rich, the Company is grateful for your years of service and your successful efforts to restructure the Company’s investment portfolio. We appreciate your willingness to continue to provide certain services as a consultant under the terms above and are looking forward to our relationship in the future. If the terms of this Agreement are acceptable to you, please sign in the space indicated below and return this Agreement to me.

Sincerely,

HIGHLANDS REIT, INC.

/s/ Robert J. Lange

Robert J. Lange
CEO & President

Agreed and accepted:
/s/ Richard Vance
Richard Vance
4/25/2025

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ANNEX I
RELEASE OF CLAIMS
[DATE]
Richard Vance
[ADDRESS LINE 1]
[ADDRESS LINE 2]
Dear Richard:

You signed a Separation and Consulting Agreement (the “Agreement”) with Highlands REIT, Inc. (the “Company”), dated [DATE] in which you agreed to sign and not revoke this Release of Claims (“Release”) as additional consideration for receiving the consulting payments described in Section 10(b) of the Agreement (the “Consulting Payments”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.
1.Consulting Payments. As set forth in the Agreement, you have agreed as additional consideration for the payment to you of the Consulting Payments that at end of the Consulting Period you will timely sign and deliver, and not revoke, this Release.
2.Release of Claims.
2.1General Release. Subject to the Excluded Claims in Sections 2.3 and to Section 3, you, on behalf of yourself and your heirs, executors, administrators, successors, assigns, representatives, agents, spouse, relatives, beneficiaries, and anyone else who may claim by or through you, hereby fully waive, release, and hold harmless the Company, and its parent, subsidiaries, divisions, units, related companies, affiliates, predecessors, successors and assigns, and its and their respective agents, officers, directors, partners, stockholders, representatives, attorneys, administrators, successors, assigns, employees, plan administrators, insurers, and any other persons acting by, through, under, or in concert with any of the persons or entities listed in this subsection, and each of them (collectively, “Released Parties”) from any and all claims, rights, debts, liabilities, demands, causes of action, obligations, and damages, known or unknown, suspected or unsuspected, that you now have, ever had, or ever will have arising as of or prior to the date of your signature to this Release, under federal, state, or local law that directly or indirectly arise out of, relate to, or are connected with your services to, employment with, or the termination of your employment or services with the Company or its affiliates (collectively, “Released Claims”).
2.2Scope of Release. The Released Claims include, but are not limited to: (i) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (ii) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (iii) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under any and all laws, regulations, orders, or ordinances in any state in which you are employed, including, but not limited to, the Civil Rights Act of 1866, the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act of 1938, the Worker Adjustment and

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Retraining Notification Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act , the Rehabilitation Act of 1973, the Equal Pay Act, the Family and Medical Leave Act, the Illinois Human Rights Act, the Illinois Right to Privacy in the Workplace Act, the Illinois Employment Contract Act, the Illinois Equal Pay Act, Illinois Gender Violence Act, the Illinois Biometric Information Privacy Act, the Maryland Fair Employment Practices Act, the Maryland False Claims Act, the Maryland Parental Leave Act, and the Maryland Healthy Working Families Act, all as amended from time to time and including their respective implementing regulations.
2.3Excluded Claims. Notwithstanding the foregoing, the following are not included in the Released Claims (“Excluded Claims”): any claims that cannot be released by law; any claims for worker’s compensation benefits or unemployment benefits; any claims relating to the enforcement of the Agreement; any claims for vested benefits under the Company’s general employee benefit plans and the Company’s tax-qualified defined contribution retirement plan(s); any rights to vested equity, the rights to which are governed by the terms of the applicable award agreements; or any rights you may have to indemnification as a result of employment with the Company, including under the Company’s articles of incorporation or bylaws, or any directors & officers insurance or other insurance maintained by the Company. Nothing in this Release shall be construed to affect the right and responsibility of any law enforcement, government or regulatory agency (including, but not limited to, the Securities and Exchange Commission (“SEC”), Department of Labor, the Equal Employment Opportunity Commission, National Labor Relations Board and Illinois Department of Labor), state or local commission on human rights, or self-regulatory organization (each, a “Governmental Agency”) to enforce the law, nor does this Release affect your right to file a charge or complaint with any such Governmental Agency, although this Release does bar any claim that you might have to receive a monetary award or any other form of personal relief from the Company or any other Released Party in connection with any such charge or complaint that you have filed or is filed on your behalf, other than any SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934 or any other whistleblower award. Execution of this Release does not bar any claim that arises hereafter, including (without limitation) a claim for breach of this Release, or any other claim that by law may not be released.
3.Permitted Disclosures. Notwithstanding anything in this Release to the contrary, nothing in this Release prohibits you from confidentially or otherwise communicating with a Governmental Agency or participating in a Governmental Agency investigation regarding possible violations of law, seeking or receiving a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934 or any other whistleblower award (except as otherwise provided in Section 2.3), or giving truthful testimony or statements or other disclosures to a Governmental Agency, in each case without receiving prior authorization from or having to disclose any such conduct to the Company or any Released Party, or from responding if properly subpoenaed or otherwise required to do so under applicable law and nothing in this Release (or other agreement with the Company) shall prohibit you from making truthful statements or disclosures regarding unlawful employment practices or from seeking or obtaining legal advice.
4.No Private Civil Actions. You warrant that you have not filed any private civil actions in your name against the Company or any of the other Released Parties prior to signing this Release.

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5.Continuing Obligations. Subject to the permitted disclosures in Section 3, you acknowledge and reaffirm your continuing obligations under Section 7 (Executive Covenants) of your Employment Agreement, including your confidentiality, non-solicitation, non-interference, and non-disparagement obligations (the “Continuing Obligations”).
6.No Admissions. This Release shall not be construed at any time or for any purpose as an admission of any liability or wrongdoing by the Company or any of the Released Parties or by you.
7.Arbitration. The provisions of Section 19 of the Employment Agreement are hereby incorporated by reference, mutatis mutandis.
8.Review Period. You acknowledge and agree that you were presented this Release in conjunction with your agreement to the Agreement and you have had at least twenty-one (21) days during which to consider the provisions of this Release, although you may sign and return it sooner (but no earlier than the end of the Consulting Period). You agree that any changes to this Release, whether material or immaterial, do not restart the running of the twenty-one (21) day period. You have the right to revoke this Release at any time within the seven (7) day period following the date on which you signed it, by giving written notice to [NAME] no later than the close of business on the seventh (7th) day following the date on which you signed this Release. Subject to you not revoking this Release within the revocation period, this Release shall not become effective or enforceable until the eighth (8th) day following your signing it (the “Release Effective Date”). You have the right to consult with an attorney of your choice concerning the terms and conditions of this Release. By signing this Release, you represent and affirm that you have had an opportunity to consult with and be represented by counsel of your choosing in the review of this Release, and if you chose not to consult with an attorney, such decision was a voluntary one. You further represent and affirm that you have carefully read this Release and fully understand its terms and their effect, and that you are knowingly and voluntarily entering into this Release with the intention of being legally bound thereby.
9.Miscellaneous. The provisions of Sections 5, 6 and 13(a)-(g) of the Agreement are hereby incorporated by reference, mutatis mutandis.
10.Other Representations. You acknowledge and represent that: (a) you are not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in the Agreement and this Release; (b) you have made your own investigation of the facts and you are relying solely upon your own knowledge; (c) you have read and understand the terms and effect of this Release; and (e) you are knowingly and voluntarily agreeing to all of the terms set forth in this Release and to be bound by this Release. You and the Company stipulate that the Company, in entering into this Release, is relying on these representations and warranties, all of which survive the execution of this Release. If you agree to the terms of this Release, please sign below and return to the Company no earlier than the end of the Consulting Period and no later than five (5) business days following the end of the Consulting Period. Following the Release Effective Date, this Release will become our binding agreement along with the Agreement.

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PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
Agreed and signed as of the date last signed below.

By: /s/ Richard Vance		By: Robert J. Lange
Richard Vance	(Date)	Highlands REIT, Inc.	(Date)
	4/25/2025		4/24/2025

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